EXHIBIT 1

JOINT FILING AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that the Schedule 13D to which this Joint Filing Agreement is being filed as an exhibit shall be a joint statement filed on behalf of each of the undersigned.

Date:	September 22, 2025

PATRIOT FINANCIAL PARTNERS IV, L.P.

By:	/s/ W. Kirk Wycoff
W. Kirk Wycoff, a member of Patriot Financial Partners GP IV, LLC, the general partner of Patriot Financial Partners GP IV, L.P., the general partner of Patriot Financial Partners IV, L.P.

PATRIOT FINANCIAL PARTNERS PARALLEL IV, L.P.

By:	/s/ W. Kirk Wycoff
W. Kirk Wycoff, a member of Patriot Financial Partners GP IV, LLC, the general partner of Patriot Financial Partners GP IV, L.P., the general partner of Patriot Financial Partners Parallel IV, L.P.

PATRIOT FINANCIAL PARTNERS GP IV, L.P.

By:	/s/ W. Kirk Wycoff
W. Kirk Wycoff, a member of Patriot Financial Partners GP IV, LLC., the general partner of Patriot Financial Partners GP IV, L.P.

PATRIOT FINANCIAL PARTNERS GP IV, LLC

By:	/s/ W. Kirk Wycoff
W. Kirk Wycoff, a member

By:	/s/ W. Kirk Wycoff
W. Kirk Wycoff

By:	/s/ James F. Deutsch
James F. Deutsch